EXHIBIT 99.1

    News Release

DARLING INGREDIENTS INC. REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

IRVING, TEXAS, May 11, 2021/PRNewswire/ Darling Ingredients Inc. (NYSE: DAR, “Darling”) --

First Quarter 2021
•Net income of $151.8 million, or $0.90 per GAAP diluted share
•Net Sales of $1.05 billion
•Combined adjusted EBITDA of $284.8 million
•Global Ingredients business Q1 EBITDA of $176.6 million, best quarter in the Company’s history
•Diamond Green Diesel (“DGD”) earned a record $2.77 EBITDA per gallon, contributing $108.2 million of EBITDA to Darling’s fuel segment

Darling reported net sales of $1.05 billion for the first quarter of 2021, as compared with net sales of $852.8 million for the same period a year ago. Net income attributable to Darling for the three months ended April 3, 2021 was $151.8 million, or $0.90 per diluted share, compared to net income of $85.5 million, or $0.51 per diluted share, for the first quarter of 2020.

“Our worldwide team delivered the best quarter in our Company’s history as our global ingredients business generated $176.6 million of EBITDA in the first quarter,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “Adding the strong Q1 performance of DGD, our 2021 is off to a great start with $284.8 million of combined adjusted EBITDA.”

“Both of the renewable diesel projects at DGD remain on track, with the expansion at Norco, LA due to begin production in the middle of Q4 of 2021 and the 470 million gallon facility under construction in Port Arthur expected to be operational in the second half of 2023,” Stuewe added. “With the startup of the Norco expansion, we believe that DGD will be able to sell approximately 365 million gallons of renewable diesel this year. The record $2.77 EBITDA per gallon reported in Q1 by DGD, leads us to believe that DGD’s EBITDA per gallon will average in the range of $2.25 to $2.40 EBITDA per gallon for all of 2021,” Stuewe stated.

“As a result of the solid performance of our global ingredients business to start the year and an improved outlook for DGD, we are increasing our combined adjusted EBITDA guidance to a range of $1.075 billion to $1.150 billion for 2021. This new guidance range is 28% to 35% better than our 2020 performance and sets up our global business for continued growth and improved profitability into the future,” commented Stuewe.

As of April 3, 2021, Darling had $71.4 million in cash and cash equivalents, and $879.9 million available under its committed revolving credit agreement. Total debt outstanding at the end of the three months ended April 3, 2021 was $1.4 billion.

Combined adjusted EBITDA was $284.8 million for the first quarter of 2021, compared to $213.3 million for the same period in 2020.

News Release May 11, 2021 Page 2

Segment Financial Tables (in thousands)
(unaudited)

Three Months Ended April 3, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$651,444	$298,065	$97,207	$—	$1,046,716
Cost of sales and operating expenses	474,581	226,413	71,790	—	772,784
Gross margin	$176,863	$71,652	$25,417	$—	$273,932

Loss/(gain) on sale of assets	(139)	55	20	—	(64)
Selling, general and administrative expenses	52,620	25,191	4,867	14,720	97,398
Restructuring and asset impairment charges	—	—	778	—	778
Depreciation and amortization	54,609	14,883	6,155	2,887	78,534
Equity in net income of Diamond Green Diesel	—	—	102,225	—	102,225
Segment operating income/(loss)	$69,773	$31,523	$115,822	$(17,607)	$199,511
Equity in net income of unconsolidated subsidiaries	$612	$—	$—	$—	$612
Segment income/(loss)	$70,385	$31,523	$115,822	$(17,607)	$200,123

Segment EBITDA	$124,382	$46,406	$20,530	$(14,720)	$176,598
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$108,200	$—	$108,200
Combined adjusted EBITDA	$124,382	$46,406	$128,730	$(14,720)	$284,798

Three Months Ended March 28, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$512,625	$270,294	$69,923	$—	$852,842
Cost of sales and operating expenses	388,453	205,430	53,025	—	646,908
Gross margin	$124,172	$64,864	$16,898	$—	$205,934

Loss on sale of assets	50	2	9	—	61
Selling, general and administrative expenses	53,947	25,476	1,654	15,116	96,193
Depreciation and amortization	53,521	20,305	8,092	2,753	84,671
Equity in net income of Diamond Green Diesel	—	—	97,820	—	97,820
Segment operating income/(loss)	$16,654	$19,081	$104,963	$(17,869)	$122,829
Equity in net income of unconsolidated subsidiaries	$869	$—	$—	$—	$869
Segment income/(loss)	$17,523	$19,081	$104,963	$(17,869)	$123,698

Segment EBITDA	$70,175	$39,386	$15,235	$(15,116)	$109,680
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$103,634	$—	$103,634
Combined adjusted EBITDA	$70,175	$39,386	$118,869	$(15,116)	$213,314

News Release May 11, 2021 Page 3

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
April 3, 2021 and January 2, 2021
(in thousands)

	April 3,	January 2,
	2021	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$71,199	$81,617
Restricted cash	177	103
Accounts receivable, net	385,663	405,387
Inventories	420,659	405,922
Prepaid expenses	50,251	47,793
Income taxes refundable	3,274	3,883
Other current assets	9,544	42,289
Total current assets	940,767	986,994

Property, plant and equipment, net	1,822,075	1,863,814
Intangible assets, net	452,539	473,680
Goodwill	1,241,242	1,260,240
Investment in unconsolidated subsidiaries	915,085	804,682
Operating lease right-of-use assets	145,238	146,563
Other assets	59,099	60,682
Deferred income taxes	15,402	16,676
	$5,591,447	$5,613,331

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$26,997	$27,538
Accounts payable, principally trade	245,648	255,340
Income taxes payable	15,627	17,497
Current operating lease liabilities	38,064	39,459
Accrued expenses	311,371	335,471
Total current liabilities	637,707	675,305
Long-term debt, net of current portion	1,417,534	1,480,531
Long-term operating lease liabilities	108,777	109,707
Other noncurrent liabilities	115,799	117,371
Deferred income taxes	281,684	276,208
Total liabilities	2,561,501	2,659,122
Commitments and contingencies
Total Darling's stockholders' equity	2,966,603	2,891,909
Noncontrolling interests	63,343	62,300
Total stockholders' equity	$3,029,946	$2,954,209
	$5,591,447	$5,613,331

News Release May 11, 2021 Page 4

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month Periods Ended April 3, 2021 and March 28, 2020
(in thousands, except per share data)

	Three Months Ended
	(unaudited)		$ Change
	April 3,	March 28,	Favorable
	2021	2020	(Unfavorable)
Net sales	$1,046,716	$852,842	$193,874
Costs and expenses:
Cost of sales and operating expenses	772,784	646,908	(125,876)
Loss (gain) on sale of assets	(64)	61	125
Selling, general and administrative expenses	97,398	96,193	(1,205)
Restructuring and asset impairment charges	778	—	(778)
Depreciation and amortization	78,534	84,671	6,137
Total costs and expenses	949,430	827,833	(121,597)
Equity in net income of Diamond Green Diesel	102,225	97,820	4,405
Operating income	199,511	122,829	76,682
Other expense:
Interest expense	(16,428)	(19,090)	2,662
Foreign currency gain/(loss)	(410)	1,664	(2,074)
Other expense, net	(1,159)	(1,881)	722
Total other expense	(17,997)	(19,307)	1,310
Equity in net income/(loss) of unconsolidated subsidiaries	612	869	(257)
Income from operations before income taxes	182,126	104,391	77,735
Income tax expense	28,708	18,300	(10,408)
Net income	153,418	86,091	67,327
Net income attributable to noncontrolling interests	(1,652)	(581)	(1,071)
Net income attributable to Darling	$151,766	$85,510	$66,256

Basic income per share:	$0.93	$0.52	$0.41
Diluted income per share:	$0.90	$0.51	$0.39

Number of diluted common shares:	167,749	167,927

News Release May 11, 2021 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Periods Ended April 3, 2021 and March 28, 2020
(in thousands)
(unaudited)

	Three Months Ended
	April 3,	March 28,
Cash flows from operating activities:	2021	2020
Net income	$153,418	$86,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,534	84,671
Loss/(gain) on sale of assets	(64)	61
Asset impairment	138	—
Deferred taxes	11,809	6,377
Decrease in long-term pension liability	(448)	(264)
Stock-based compensation expense	8,415	10,818
Write-off deferred loan costs	598	—
Deferred loan cost amortization	1,040	1,416
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(102,837)	(98,689)
Distribution of earnings from other unconsolidated subsidiaries	57	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	10,721	487
Income taxes refundable/payable	(760)	348
Inventories and prepaid expenses	(27,188)	(24,999)
Accounts payable and accrued expenses	(13,462)	(16,790)
Other	18,834	(14,981)
Net cash provided by operating activities	138,805	34,546
Cash flows from investing activities:
Capital expenditures	(60,751)	(61,599)
Acquisition, net of cash acquired	(340)	—
Investment in unconsolidated subsidiary	(4,449)	—
Gross proceeds from disposal of property, plant and equipment and other assets	1,629	379
Payments related to routes and other intangibles	(347)	(3,416)
Net cash used by investing activities	(64,258)	(64,636)
Cash flows from financing activities:
Proceeds from long-term debt	9,262	8,264
Payments on long-term debt	(60,444)	(8,638)
Borrowings from revolving credit facility	111,000	219,933
Payments on revolving credit facility	(97,000)	(100,782)
Net cash overdraft financing	499	(9,594)
Issuance of common stock	50	67
Repurchase of common stock	—	(55,044)
Minimum withholding taxes paid on stock awards	(42,268)	(4,328)
Acquisition of noncontrolling interest	—	(8,784)
Distributions to noncontrolling interests	(2,143)	(688)
Net cash provided (used) by financing activities	(81,044)	40,406
Effect of exchange rate changes on cash flows	(3,847)	(6,916)
Net increase/ (decrease) in cash, cash equivalents and restricted cash	(10,344)	3,400
Cash, cash equivalents and restricted cash at beginning of period	81,720	73,045
Cash, cash equivalents and restricted cash at end of period	$71,376	$76,445
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$(9,678)	$(1,630)
Cash paid during the period for:
Interest, net of capitalized interest	$2,774	$5,863
Income taxes, net of refunds	$15,578	$11,453
Non-cash operating activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$12,404	$9,121
Non-cash financing activities:
Debt issued for service contract assets	$—	$21

News Release May 11, 2021 Page 6

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
March 31, 2021 and December 31, 2020
(in thousands)

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets:
Total current assets	$477,840	$383,557
Property, plant and equipment, net	1,437,905	1,238,726
Other assets	39,171	36,082
Total assets	$1,954,916	$1,658,365

Liabilities and members' equity:
Total current portion of long term debt	$562	$517
Total other current liabilities	177,594	99,787
Total long term debt	8,702	8,705
Total other long term liabilities	8,722	3,758
Total members' equity	1,759,336	1,545,598
Total liabilities and members' equity	$1,954,916	$1,658,365

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month Periods Ended March 31, 2021 and March 31, 2020
(in thousands)

	Three Months Ended
	(unaudited)		$ Change
	March 31,	March 31,	Favorable
	2021	2020	(Unfavorable)
Revenues:
Operating revenues	$431,633	$358,615	$73,018
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	215,234	151,347	(63,887)
Depreciation, amortization and accretion expense	11,687	11,774	87
Total costs and expenses	226,921	163,121	(63,800)
Operating income	204,712	195,494	9,218
Other income	58	461	(403)
Interest and debt expense, net	(320)	(315)	(5)
Net income	$204,450	$195,640	$8,810

News Release May 11, 2021 Page 7

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA For the Three-Month Periods ended April 3, 2021 and March 28, 2020

	Three Months Ended
Adjusted EBITDA	April 3,		March 28,
(U.S. dollars in thousands)	2021		2020

Net income attributable to Darling	$151,766		$85,510
Depreciation and amortization	78,534		84,671
Interest expense	16,428		19,090
Income tax expense	28,708		18,300
Restructuring and impairment charges	778		—
Foreign currency loss/(gain)	410		(1,664)
Other expense, net	1,159		1,881
Equity in net income of Diamond Green Diesel	(102,225)		(97,820)
Equity in net income of unconsolidated subsidiaries	(612)		(869)
Net income attributable to noncontrolling interests	1,652		581
Adjusted EBITDA (Non-GAAP)	$176,598		$109,680
Foreign currency exchange impact	(8,050)	(1)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$168,548		$109,680

DGD Joint Venture Adjusted EBITDA (Darling's share)	$108,200		$103,634
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$284,798		$213,314

(1) The average rate assumption used in the calculation was the actual fiscal average rate for the three months ended April 3, 2021 of €1.00:USD$1.20 and CAD$1.00:USD$0.79 as compared to the average rate for the three months ended March 28, 2020 of €1.00:USD$1.01 and CAD$1.00:USD $0.75, respectively.

About Darling
Darling Ingredients Inc. (NYSE: DAR) is a world leading producer of organic ingredients, generating a wide array of sustainable protein and fat products while being one of the largest producers of renewable clean energy. With operations on five continents, Darling collects waste streams from the agri-food industry, repurposing into specialty ingredients, such as hydrolyzed collagen, edible and feed-grade fats, animal proteins and meals, plasma, pet food ingredients, fuel feedstocks, and green bioenergy. Darling Ingredients named one of the 50 Sustainability and Climate Leaders in 2021, to learn more Darling Ingredients: The greenest Company on the planet - 50 Sustainability & Climate Leaders (50climateleaders.com). The Company sells its ingredients around the globe and works to strengthen our promise for a better tomorrow, creating product applications for health, nutrients and bioenergy while optimizing our services to the food chain. Darling is a 50% joint venture partner in Diamond Green Diesel (DGD), North America's largest renewable diesel manufacturer, currently producing approximately 290 million gallons of renewable diesel annually which products reduce Greenhouse Gas (GHG) emissions by up to 85% compared to fossil fuels. For additional information, visit the Company's website at http://www.darlingii.com.

News Release May 11, 2021 Page 8

Darling Ingredients Inc. will host a conference call to discuss the Company’s first quarter 2021 financial results at 9:00 am Eastern Time (8:00 am Central Time) on Wednesday, May 12, 2021. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10153598. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through May 19, 2021, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 10153598. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes that were outstanding at April 3, 2021. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

News Release May 11, 2021 Page 9

Cautionary Statements Regarding Forward-Looking Information:

{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “combined adjusted EBITDA guidance” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion projects; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Jim Stark, Vice President, Investor Relations Email : james.stark@darlingii.com
5601 MacArthur Blvd., Irving, Texas 75038 Phone : 972-281-4823